CONSULTING AGREEMENT

     This Agreement is effective as of the 6th day of August 2003 by and between AquaCell Technologies, Inc. (the "Company"), a Delaware corporation with principal offices at 10410 Trademark Street, Rancho Cucamonga, CA 91730 and
BD Advisor Corp.. (the "Consultant") a New York corporation with principal offices at 220 East 42nd Street, 35th Floor, New York , NY 10017.

     WHEREAS, the Company manufactures, markets and sells unique water filtration products and technologies (the "Products"), and

     WHEREAS, the Consultant possesses appropriate knowledge and skill to promote the Company and the Products and to advise the Company in regard to marketing the Products, and

     WHEREAS, the Company desires to retain Consultant to provide services to the Company,

     NOW, THEREFORE in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Company hereby engages Consultant to provide assistance in promotion of the Company and promotion and advice in regard to marketing of its Products.

     2.   Duties and Involvement

            a. Such services will generally include assistance in promotion of the Company's name to the public for greater public awareness and promotion of the Company in the investment community (such as introductions of the Company to firms such as UBS, Bear Stearns, Merrill Lynch, and Lehman Bros.). Consultant will make use of its business network for these purposes and will also provide promotion of the Products on radio and television. Consultant will also assist in introductions to distribution channels and assist in establishing the Products in residential and corporate environments and provide assistance in setting up meetings with appropriate parties in various pharmaceutical and other companies for possible advertising on the Company's water coolers. In addition, as requested, Consultant will provide advice to and consulting with the Company's management concerning the design, structure and manner of presentation of the Company's Products, and as appropriate, and as requested, to provide assistance in the negotiation of contracts with the Company's customers. Consultant shall also assist the Company in positioning the Company for possible future financings with companies such as General Electric and others.

            b. Consultant acknowledges that neither it nor any of its employees will make use of Company proprietary data for personal use or gain, and will not disclose to any third party any confidential information or materials which it receives as a result of providing services hereunder.

            c. Consultant shall confer with and report directly to the CEO unless otherwise directed.

     3.   Term and Termination

            a. This Agreement shall begin effective with the execution of this Agreement and shall terminate 36 months thereafter.

            b.  This Agreement maybe terminated upon the following events:

                (i) Mutual agreement of the parties provided written notice is given;

                (ii) A material breach of any of the covenants or provisions hereof by either party.

     3.   Compensation and Expenses

            a. The Company agrees to compensate Consultant as follows: Within ten days of execution of this Agreement, the Company shall issue warrants to the Consultant, exercisable for 400,000 shares of the Company's common stock at an exercise price of $0.01 (one cent) per share. The warrants shall be exercisable immediately and for a five-year period after the actual warrant issuance date.

                The Company further agrees to include the shares underlying such warrants in the next registration statement filed by the Company. Upon exercise of the warrants, the securities issued shall bear a restrictive legend, whereby 50% of the shares shall be locked up from sale for a period of one year, and the remaining 50% shall be locked up for an additional year. However, at the discretion of the Company's CEO, these lockup periods may be released at an earlier date. The foregoing lockup provision shall be deemed null and void in the event of a non-hostile acquisition of the Company's common stock by a third party, or in the event of the voluntary termination or resignation of the current CEO. Consultant agrees to execute appropriate securities representations documents as reasonably requested by the Company in conjunction with the issuance of the warrants (including acknowledgement that the warrants being issued constitute restricted securities and are subject to the usual securities law restrictions) and documents as necessary for the registration of the underlying shares.

            b.  DELETED

            c. Consultant shall be responsible for all of its own expenses unless otherwise expressly agreed to in writing by the Company.

     4.   Services

          Consultant shall devote such time and effort necessary to discharge the duties hereunder. The Company acknowledges that Consultant may engage in other business activities and that it may pursue such activities during the term of this Agreement so long as such activities are not inconsistent with the intent and duties contemplated hereunder.

     5.   Confidentiality

          Consultant acknowledges that it will have access to confidential information regarding the Company and it business. Consultant agrees that it will not, during or subsequent to the term of this Agreement divulge, furnish or make accessible to any person (other than with the written permission of the Company) any confidential information or confidential plans of the Company with respect the Company or its business including but not limited to, the Products of the Company, whether in the concept or development stage or being marketed by the Company on the effective date of the Agreement or during the term hereof.

          Any party(ies) to whom warrants or their underlying shares are assigned shall be bound by this confidentiality section.

     6.   Covenant not to Compete

          Consultant warrants, represents and agrees that it will not directly or indirectly compete with, or represent third parties which may directly or indirectly compete with, the Company in the Company's primary industry or related fields, during the term of this Agreement and for a period of two years thereafter.

          Any party(ies) to whom warrants or their underlying shares are assigned shall be bound by this Covenant not to compete.

     7.   Assignment

          This Agreement may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties.

     8.   Arbitration

          Any claim or controversy among or between the parties hereto arising out of or pertaining to any matter contained in this Agreement, or any difference as to the interpretation or performance of any of the provisions of this Agreement shall be settled by arbitration in Los Angeles, California, before three (3) arbitrators of the American Arbitration Association under its then prevailing rules. The arbitrators sitting in any such controversy shall not have the authority or power to modify or alter any express condition or provision of this Agreement, or any modification thereof, or to render any award which, by its terms, has the effect of altering or modifying any express condition or provision of this Agreement or modification thereof. It shall be a condition precedent to the institution of said arbitration proceedings that the proceedings be commenced within one
          (1) year from (i) the date the claim or controversy arises; or (ii) the date of termination of the consultant's services or, whichever is first to occur, and the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. The award of the arbitrators shall be final and binding, and judgment may be entered thereon in any court of competent jurisdiction.

          The parties consent to the jurisdiction of the Superior Court of San Bernardino, California and the United States District Court for the Central District of California for all purposes in connection with arbitration, including the entry of judgment on any award. The parties consent that any process or motion or other application to either of said courts, and any paper in connection with the arbitration may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal provided a reasonable time for appearance is allowed.

          Notwithstanding the foregoing and without intending to limit the remedies available to the Company, including the right to recover damages, the Consultant further agrees and acknowledges that the unauthorized disclosure or use of the Company's trade secrets and confidential information pursuant to paragraphs 6 and/or 7 hereunder could cause irreparable harm and significant injury to the Company that may be difficult to ascertain and that damages at law will be an insufficient remedy to the Company in the event that the consultant violate the terms hereof, and that the Company may apply for and obtain injunctive relief, without bond or security, in any court of competent jurisdiction to restrain the breach or threatened breach of those provisions of this Agreement.

     9.   Notices

          All notices required or permitted to be given under with Agreement shall be in writing and shall be deemed to have been duly given: (i) two (2) hours after delivered personally to the party to be notified; or (ii) five (5) business day after deposited in the US mail postage paid via registered or certified mail, return receipt requested. Notices to the Company shall be addressed to its president at her principal executive office an to the Consultant at the address on record with the Company, or to such other addresses as either party may designate upon at least ten day's notice to the other party.

     10.  Governing Law

          This Agreement shall be constructed by and enforced in accordance with the laws of the State of Delaware.

     11.  Entire Agreement

          This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representation, oral or written, express or implied, with regard hereto. This Agreement may be amended only in writing signed by both parties.

     12.  Non-waiver

          A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right shall not constitute a waiver of that or any other right.

     13.  Headings

          Headings in this Agreement are for convenience only and shall not e used to interpret or construe these provisions.

     14.  Counterparts

          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     15.  Binding Effect

          The provisions of the Agreement shall be binding upon the parties, their successors and assigns.

     16.  Execution and Exchange of Fax Copies

          The parties agree that the Agreement shall be binding upon receipt by each party of faxed copies of the executed Agreement signature page. Following transmittal of fax copies, the originals shall be delivered by mail or courier service.

     17.  Severability

          If any provisions of this Agreement, or application thereof to any person or circumstance shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provision shall be enforced to the greatest extend possible under law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.


COMPANY                                CONSULTANT
AquaCell Technologies, Inc.            BD Advisor Corp.

BY: /s/ James C. Witham                BY: /s/ Daniel Del Giorno
    ----------------------------           --------------------------------
        James C. Witham, CEO                   Daniel Del Giorno, President